UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 23, 2009

PHOENIX FOOTWEAR GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31309	15-0327010
(Commission File Number)	(IRS Employer Identification No.)

5840 El Camino Real, Suite 106, Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

(760) 602-9688

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01	Entry into a Material Definitive Agreement.

On April 23, 2009, Chambers Belt Company (“Chambers”), a wholly owned subsidiary of Phoenix Footwear Group, Inc. (the “Company”) entered into an Asset Purchase Agreement with Tandy Brands Accessories, Inc. (“Tandy”). Subject to the terms and conditions of the Asset Purchase Agreement, at closing, Tandy will purchase Chambers’ manufacturing equipment, certain inventory at cost, certain intellectual property and customer relationships. Chambers’ cash and cash equivalents, accounts receivable and Wrangler licenses and other specified assets are excluded from the transaction. Tandy is also obligated to assume pending customer and supplier orders and Chambers’ post-closing obligations under its Maquiladora agreement. Although under no obligation to do so, Tandy is also expected to hire certain key sales personnel and employees to facilitate the customer relationship transition.

The Asset Purchase Agreement provides for a purchase price equal to $500,000 plus inventory costs and earn-out payments equal to 21.5% of the revenue of the acquired business during the first 12 months following closing, subject to a $2 million minimum. The earn-out is payable in 12 monthly payments based on actual revenue during such period, provided, that an initial advance payment of $430,000 is required at closing. Tandy is not obligated to acquire inventory that is slow-moving or part of a program discontinued by a customer.

At closing, the Asset Purchase Agreement requires the parties to enter into a manufacturing and supply agreement to supply Chambers with leather belts and accessories manufactured at the Mexican facility where Chambers currently acquires a portion of its inventory. The parties are required to negotiate in good faith the terms of the agreement prior to closing. This will provide Chambers with the ability to continue its Wrangler business. However, as previously disclosed, Wrangler Apparel has notified the Company that it plans to take its mass market products in-house at the expiration of the existing license agreement, which expires December 31, 2009. Also, the Company does not expect Wrangler Apparel to extend its western license which expires December 31, 2010. Accordingly, it is expected that Chambers’ business operations will be wound down as these licenses expire unrenewed.

The closing is scheduled for July 1, 2009. The closing, however, is subject to standard closing conditions, including the consent of the Company’s bank. Tandy’s closing obligation is not subject to a financing condition. Prior to closing, the Asset Purchase Agreement may be terminated by the Company or Tandy, including certain circumstances whereby the transaction does not close by July 1, 2009. Accordingly, no assurances can be provided that the transaction will be consummated or when it will be consummated.

The Asset Purchase Agreement also contains limited representations and warranties and customary covenants and indemnities. At closing, the Company is required to provide its guarantee of Chambers’ obligations under the Asset Purchase Agreement.

The Company intends to file a copy of the Asset Purchase Agreement with its next Quarterly Report on Form 10-Q. At such time, the above-description of the Agreement shall be qualified in its entirety by reference to the full text thereof.

Item 2.05	Costs Associated with Exit or Disposal Activities.

As reported under Item 1.01 “Entry into a Material Definitive Agreement” above, following the completion of the sale to Tandy, Chambers plans to wind-down its business by December 31, 2010, which is the last expiration date for its Wrangler licenses. In connection with that transaction, Tandy will assume only limited obligations of the Chambers business. Accordingly, for consolidated financial statement reporting purposes, commencing with the first quarter of the 2009 fiscal year (which ended April 4, 2009), the Company will report Chambers as discontinued operations. In connection with this discontinuance, the Company estimates that it will incur a pre-tax charge of between $900,000 and $1.3 million which will be recorded and reported in the second and third quarters of the 2009 fiscal year. The charge is expected to be comprised of approximately $700,000 to $900,000 of cash restructuring charges (related to severance payments and other costs associated with exiting the business) to be paid during the third and fourth quarters of the 2009 fiscal year and approximately $200,000 to $400,000 of non-cash restructuring charges (including write-offs of fixed assets, net of gain, and inventory).

Item 8.01	Other Events.

On April 23, 2009, the Company issued a press release relating to the Chambers sale to Tandy. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated April 23, 2009

FORWARD-LOOKING STATEMENTS

This report contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statements regarding the proposed sale of the Company’s Chambers division, the likelihood and timing of the closings of the transactions and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “seeks,” “exploring,” or similar expressions. No assurances can be given that the future results or events covered by such forward-looking statements will be achieved or that the transactions described herein will be consummated. Further, investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These potential risks and uncertainties include, among others, the possibility that the transaction will not close or that the closing may be delayed, unexpected liabilities arise related to the disposition or the Company will not achieve anticipated benefits from the transaction. More information about potential factors that could affect the Company’s business and financial results is included in the documents that the Company files with the Securities and Exchange Commission (the “SEC”) on Forms 10-K, 10-Q and 8-K, including under the heading “Cautionary Statement Concerning Forward-Looking Information” contained in the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2009 filed with the SEC, all of which are available at the SEC’s website (http://www.sec.gov). All forward-looking statements included in this filing are based on information available at the time of this filing, and the Company assumes no obligation to update any forward-looking statements after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOENIX FOOTWEAR GROUP, INC.

Date: April 29, 2009	/s/ Dennis T. Nelson
Name: Dennis T. Nelson
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated April 23, 2009